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                                                                  EXHIBIT 10.15


                                                Employee Name: David A. Tranberg




                            A.D.A.M. SOFTWARE, INC.

                    EMPLOYEE CONFIDENTIALITY, NON-DISCLOSURE
                         AND NON-COMPETITION AGREEMENT

                           (LONG FORM - KEY EMPLOYEE)


         PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EMPLOYEE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION.

THIS AGREEMENT, effective as of the date shown below, by and between A.D.A.M. Software, Inc. ("Employer") and you, as an employee of Employer:

                                   SECTION 1.

                                SCOPE OF DUTIES

         1.1. EMPLOYMENT BY EMPLOYER AS SOLE OCCUPATION. Subject only to the exceptions provided in this Agreement, you agree to devote your full business time, attention, skill, and effort exclusively to the performance of the duties that Employer may assign you from time to time. You may not engage in any business activities or render any services of a business, commercial, or professional nature for compensation for the benefit of anyone other than Employer, unless Employer has given its consent in writing in advance. It is the policy of Employer never to allow its personnel to work for any competitive enterprise during their employment, including after hours, on weekends, or during vacation time, even if only organizational assistance or limited consultation is involved. This Agreement does not prohibit the investment of a reasonable part of your assets in the stock of a company whose stock is traded on a national stock exchange.

         1.2. NONINTERFERENCE WITH THIRD-PARTY RIGHTS. Employer is employing you with the understanding that (1) you are free to enter into employment with Employer and (2) only Employer is entitled to the benefit of your work. Employer has no interest in using any other person's patents, copyrights, trade secrets, or trademarks in an unlawful manner. You should be careful not to misapply proprietary rights that Employer has no right to use.

         1.3. CONTINUANCE OF EMPLOYMENT. The faithful observance of this Agreement by you is, and shall remain, a condition to your employment. YOUR EMPLOYMENT IS TERMINABLE AT WILL BY EITHER YOU OR EMPLOYER AT ANY TIME. Employer asks that as courtesy, at least two weeks' notice be given in advance of any termination by you of employment. Employer reserves the absolute right to make any changes in assignment, personnel, or employee benefits at any time.

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                                   SECTION 2.

                       OWNERSHIP OF EMPLOYEE DEVELOPMENTS

         2.1. EXISTING PROPRIETARY RIGHTS. The patents, patent applications, copyrights and trademarks listed on Schedule 1 hereto, are the only intangible interests and properties that you own, or have any claim in, at the time of execution of this Agreement. IF EMPLOYEE OWNS ANY PATENTS, PATENT APPLICATIONS, COPYRIGHTS OR TRADEMARKS, THEY SHOULD BE LISTED ON SCHEDULE 1 AND ATTACHED TO THIS AGREEMENT.

         2.2. OWNERSHIP OF WORK PRODUCT.

              a. Employer shall own all Work Product (as defined in Section 2.2(e)). All Work Product shall be considered work made for hire by you and owned by Employer.

              b. If any of the Work Product may not, by operation of law, be considered work made for hire by you for Employer, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Employer, you agree to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all Trade Secrets (as defined in Section 3.2), U.S. and international copyrights, patentable inventions, and other intellectual property rights therein to Employer, its successors and assigns.

              c. Employer, its successors and assigns, shall have the right to obtain and hold in its or their own name copyright registrations, trademark registrations, patents and any other protection available in the foregoing.

              d. You agree to perform, upon the reasonable request of Employer, during or after your employment, such further acts as may be necessary or desirable to transfer, perfect, and defend Employer's ownership of the Work Product. When requested, you will

        1. Execute, acknowledge, and deliver any requested affidavits and documents of assignment and conveyance with respect to any Work Product;

        2. Assist in the preparation, prosecution, procurement, maintenance and enforcement of copyrights and, if applicable, patents with respect to the Work Product in any countries;

        3. Provide testimony in connection with any proceeding affecting the right, title, or interest of Employer in any Work Product; and

        4. Perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement.



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Employer shall reimburse all reasonable out-of-pocket expenses incurred by you at Employer's request in connection with the foregoing, including (unless you are otherwise being compensated at the time) a reasonable per diem or hourly fee for services rendered following termination of your employment.

                 e. For purposes hereof, "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any programming, documentation, technology, or other Work Product that relates to the business and interests of Employer and that you conceive, develop, or deliver to Employer at any time during the term of your employment. Work Product shall also include all intellectual property rights in any programming, documentation, technology, or other work product that is now contained in any of the products or systems, including development and support systems, of Employer to the extent you conceived, developed, or delivered such Work Product to Employer prior to the date of this Agreement while you were engaged as an independent contractor or an employee of Employer. You hereby irrevocably relinquish for the benefit of Employer and its assigns any moral rights in the Work Product recognized by applicable law.

         2.3. CLEARANCE PROCEDURE FOR PROPRIETARY RIGHTS NOT CLAIMED BY EMPLOYER. If you ever wish to create or develop, on your own time and with your own resources, anything that may be considered Work Product but to which you believe you should be entitled to the personal benefit of, you are required to follow the clearance procedure set forth on this section in order to ensure that Employer has no claim to the proprietary rights that may arise.

         Before you begin any development work on your own time, you must give Employer advance written notice of your plans and supply a description of the development under consideration. Unless otherwise agreed in a writing signed by Employer prior to receipt, Employer shall have no obligation of confidence with respect to such description. Employer will determine, in good faith, within thirty (30) days after you have fully disclosed your plans to Employer, whether the development is claimed by Employer as Work Product. If Employer determines that it does not claim such development, you will be notified in writing and may retain ownership of the development to the extent of what has been disclosed to Employer. You should submit for further clearance any significant improvement, modification, or adaptation so that it can be determined whether the improvement, modification, or adaptation relates to the business or interests of Employer.

         Clearance under this procedure does not relieve you of the need to obtain the written consent of Employer before engaging in business activities or rendering business, commercial, or professional services for the benefit of anyone other than Employer, as required in Section 1.1 hereof. Employer thus



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reserves the right to exercise greater control over development work that you might consider doing for profit after hours, as opposed to mere hobby work pursued in your spare time.


                                   SECTION 3.

                                CONFIDENTIALITY

         3.1. CONSEQUENCES OF ENTRUSTMENT WITH SENSITIVE INFORMATION. You should recognize that your position with Employer requires considerable responsibility and trust. Relying on your ethical responsibility and undivided loyalty, Employer expects to entrust you with highly sensitive confidential, restricted, and proprietary information involving Trade Secrets (as defined in Section 3.2) and Confidential Information (as defined in Section 3.4). You are legally and ethically responsible for protecting and preserving Employer's proprietary rights for use only for Employer's benefit, and these responsibilities may impose unavoidable limitations on your ability to pursue some kinds of business opportunities that might interest you during or after your employment.

         3.2. TRADE SECRETS DEFINED. For purposes of this Agreement, a "Trade Secret" is any information, including, but not limited to, technical or nontechnical data, techniques relating to the preparation and production of illustrations for use in Employer's computer software products, source codes, flow charts, diagrams, technical documentation, scripts, algorithms, file structures, metadata, data definitions and principles of operation relating to or reflected in Employer's computer software products, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, or other information similar to the foregoing, that: (1) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (2) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. The term "Trade Secret" will not include any information which constitutes Confidential Information (as defined in Section 3.4).

       The term Trade Secret will not include information that you can show by competent proof (i) was known to you prior to disclosure by Employer; (ii) was generally known to the public at the time Employer disclosed the information to you; (iii) became generally known to the public after disclosure to you by the Employer through no act or omission of yours; or (iv) was disclosed to you by a third party having a bona fide right both to possess the information and to disclose the information to you.

         3.3. RESTRICTIONS ON USE AND DISCLOSURE OF TRADE SECRETS.
You shall hold in confidence at all times after the date hereof all Trade Secrets of Employer and shall not disclose, publish or




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make use at any time after the date hereof of Trade Secrets without the prior consent of Employer.

    3.4. CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, "Confidential Information" is any financial information, financial data, financial plans, information concerning the relationship between the Company and its customers or suppliers, or product plans or strategies of Employer which are valuable to Employer and not generally known or available to competitors of Employer.

    3.5. USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION. You agree that during the term of your employment by Employer, and for a period of two (2) years following termination of your employment, you will hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information without the prior written consent of Employer.

    3.6. SCREENING OF PUBLIC RELEASES OF INFORMATION. In addition, and without any intention of limiting your other obligations under this Agreement in any way, you should not, during your employment, reveal any non-public information concerning the technology pertaining to the proprietary products and manufacturing processes of Employer (particularly technology under current development or improvement), unless you have obtained approval from Employer in advance. In that connection, you should submit to Employer for review any proposed scientific and technical articles and the text of any public speeches relating to work done for Employer before they are released or delivered. Employer has the right to disapprove and prohibit, or delete any parts of, such articles or speeches that might disclose Employer's Trade Secrets or other Confidential Information or otherwise be contrary to Employer's business interests.

    3.7. EMPLOYER RIGHTS UNDER APPLICABLE TRADE SECRET LAW. Nothing in this Agreement is intended to, nor shall it, diminish the Employer's rights regarding the protection of Employers trade secrets pursuant to applicable Georgia law.

                                   SECTION 4.

                              RETURN OF MATERIALS

  Upon the request of Employer and, in any event, upon the termination of your employment, you must return to Employer and leave at its disposal all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, and, other documents or media pertaining to the business of Employer or your specific duties for Employer, including all copies of such materials. You must also return to Employer and leave at its disposal all materials involving any Trade Secrets of Employer. This Section 4 is intended to apply to all materials


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made or compiled by you, as well as to all materials furnished to you by anyone else in connection with your employment.

                                   SECTION 5.

                   NON-INTERFERENCE WITH PERSONNEL RELATIONS

       During my employment with Employer and for a period of one (1) year afterwards, I will not knowingly solicit, entice or persuade any other employees of Employer to leave the services of Employer for any reason.


                                   SECTION 6.

                           NON-COMPETITION AGREEMENT

       6.1. DEFINITIONS. For the purposes of this Section 6, the following definitions shall apply:

            a. "Employer Activities" shall mean all activities of the type conducted, authorized, offered, or provided by you within one year prior to termination of your employment. For purposes of reference, such activities at the date of this Agreement include the business of producing, marketing, promoting and distributing multimedia computer software programs which have as their primary content anatomical, medical or health-related material (including without limitation programs designed for educational markets and consumer markets). The term "Employer Activities" shall include (without limitation) the production, marketing and distribution of multimedia computer software programs which compete directly with any of the computer software programs distributed by Employer as of the date hereof or on the date of termination of your employment.

            b. "Noncompete Period" or "Nonsolicitation Period" shall mean the period beginning on the date hereof and ending on the second (2nd) anniversary of the date of termination of your employment with Employer.

            c. "Territory" shall mean the areas where you worked within one year prior to termination of your employment and as such shall include such areas where any Employer Activities performed, supervised, or assisted in by you were conducted and any area where customers or actively sought prospective customers of Employer with whom you had material contact were present. For purposes of reference, such areas at the date of this Agreement include the United States of America, its territories and possessions.

       6.2. TRADE NAME. You agree that during the Noncompete Period, you shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business conducted under


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any corporate or trade name of Employer or name similar thereto without the prior written consent of Employer.

         6.3. NONCOMPETITION.

              a. Coverage. The parties hereto acknowledge that you conduct Employer Activities throughout the Territory. You acknowledge that to protect adequately the interests of Employer in the business of Employer, it is essential that any noncompete covenant with respect thereto cover all Employer Activities and the entire Territory.

              b. Covenant. You hereby agree that you shall not, during the Noncompete Period, in any manner (other than as an employee of or as a consultant to Employer), directly or by assisting others, conduct Employer Activities in the Territory. It is specifically understood and agreed that accepting employment with, or acting as a consultant to, any one of the following companies during the Noncompete Period would constitute a breach of this covenant: IVI Publishing, Inc., or any other actual or potential competitors of Employer where fifty percent (50%) or more of such competitor's revenues are derived from multimedia computer software programs which have as their primary content anatomical, medical or health-related material (such companies are referred to as "Designated Competitors").

              Notwithstanding the foregoing provisions of this Section 6.3 b., it is understood and agreed that you may accept employment with, or act as a consultant to, a company (other than a "Designated Competitor") that is engaged in Employer Activities in the Territory, so long as you have no direct and material responsibility for, and involvement in, products which compete directly with Employer's multimedia computer software programs which have as their primary content anatomical, medical or health-related material (products will be deemed to compete directly with Employer's products if they might be purchased by consumers in lieu of the products of Employer). For example, you would be permitted to be an employee of, or a consultant to, Broderbund Software, Inc., so long as you did not have direct and material responsibility for, and involvement in, the development, marketing or distribution of any multimedia computer software programs which have as their primary content anatomical, medical or health-related material.

              Notwithstanding this Section 6.3(b), you shall be permitted to
(i) acquire up to five percent (5%) of any competitor of Employer whose common stock is publicly traded on a national securities exchange or in the over-the-counter market; or (ii) own shares of stock of Employer.

         6.4. NONSOLICITATION. You hereby agrees that you shall not, during the Nonsolicitation Period, in any manner (other than as an employee of or a consultant to Employer), directly or by assisting others:


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               a. solicit or attempt to solicit, any business from any of
Employer's customers, including actively sought prospective customers, with whom you had material contact during your employment hereunder for purposes of providing products or services that are competitive with those provided by Employer; or

               b. solicit or attempt to solicit for employment, on your behalf or on behalf of any other person, firm or corporation, any other employee of Employer or its affiliates with whom you had material contact during your employment hereunder.

         6.5. SEVERABILITY. If a judicial determination is made that any of the provisions of this Section 6 constitutes an unreasonable or otherwise unenforceable restriction against you, the provisions of this Section 6 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, you and Employer hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 6 and to apply the provisions of this Section 6 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial authority. Moreover, notwithstanding the fact that any provision of this Section 6 is determined not to be specifically enforceable, Employer shall nevertheless be entitled to recover monetary damages as a result of your breach of such provision. The time period during which the prohibitions set forth in this Section 6 shall apply shall be tolled and suspended for a period equal to the aggregate quantity of time during which you violate such prohibitions in any respect.

                                   SECTION 7.

                                 IMPLEMENTATION

         7.1. SEVERABILITY. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between you and Employer. Any claim that you may have against Employer shall not constitute a defense to enforcement by Employer of this Agreement.

         7.2. SURVIVAL OF OBLIGATIONS. The covenants in Sections 2 through 6 of this Agreement shall survive the execution and delivery of this Agreement and the termination of your employment, regardless of who causes the termination and under what circumstances the termination occurred.

         7.3. SPECIFIC PERFORMANCE AND CONSENT TO INJUNCTIVE RELIEF. The faithful observance of all covenants in this Agreement is an essential condition to your employment, and Employer is depending upon absolute compliance. Damages would probably be very difficult to ascertain if you breached any covenant in this Agreement. This



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Agreement is intended to protect the proprietary rights of Employer in many important ways. Even the threat of any misuse of the technology of Employer would be extremely harmful, since that technology is essential to the business of Employer. In light of these facts, you agree that any court of competent jurisdiction may immediately enjoin any breach of this Agreement upon the request of and proper showing by Employer.

        7.4. CONSTRUCTION OF AGREEMENT. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other government or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

        7.5. NOTICES. All notices required under this Agreement shall be made in writing and shall be deemed given when (1) delivered in person, (2) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed, or (3) sent through the interoffice delivery service of Employer, if you are still employed by Employer at the time.

        7.6. RELATED PARTIES. This Agreement shall inure to the benefit of, and be binding upon, Employer and its subsidiaries and its affiliates, together with their successors and assigns, and you, together with your executor, administrator, personal representative, heirs, and legatees.

        7.7. MERGER. This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants, or conditions, whether oral or written, express or implied, to the extent that they contradict or conflict with the terms and conditions hereof. This Agreement is not intended to modify or impair the effectiveness of the general rules and policies Employer may announce from time to time, such as Employer's Trade Secret Security Program, a copy of which you should already have received and read.

        7.8. CHOICE OF LAW. This Agreement shall be governed by and enforced under the laws of the State of Georgia.

        7.9. NO WAIVER. The waiver by either party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

        7.10. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.





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       IN WITNESS WHEREOF, you, as an employee of Employer, have entered and executed this Agreement under seal, and Employer has accepted your undertaking.


EMPLOYEE:


/s/ David A. Tranberg
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Signature

/s/ David A. Tranberg
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Name (typed or printed)

Social Security No. ###-##-####
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Address:

107 Barrington Hills Drive
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Atlanta, GA 30350
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Date: 01/25/96
      -------------------------


Accepted:

EMPLOYER

A.D.A.M. SOFTWARE, INC.

By: /s/ Christine W. Finch
    ----------------------

Its: Human Resources Mgr.
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Date: January 25, 1996
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